Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dillard’s, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting in Dillard’s, Inc. Form 10-K for the fiscal year ended February 1, 2014 and incorporated herein by reference.

/s/KPMG LLP
Dallas, Texas
March 6, 2015